Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of Worthington Industries, Inc. (the “Company”) hereby constitutes and appoints John P. McConnell, George P. Stoe, B. Andrew Rose and Dale T. Brinkman and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in each of the capacities indicated below, which said attorneys-in-fact or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of the Registration Statement on Form S-3 of the Company filed herewith, including specifically but without limitation, power and authority to sign for him or her in his or her name in each of the capacities indicated below, the Registration Statement on Form S-3 of the Company filed herewith and any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys-in-fact and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John P. McConnell John P. McConnell	Director, Chairman of the Board and Chief Executive Officer	March 31, 2010

/s/ B. Andrew Rose B. Andrew Rose	Vice President and Chief Financial Officer	March 31, 2010

/s/ Richard G. Welch Richard G. Welch	Controller	March 31, 2010

/s/ John B. Blystone John B. Blystone	Director	March 31, 2010

/s/ Michael J. Endres Michael J. Endres	Director	March 31, 2010

/s/ Peter Karmanos, Jr. Peter Karmanos, Jr.	Director	March 31, 2010

/s/ John R. Kasich John R. Kasich	Director	March 31, 2010

/s/ Carl A. Nelson, Jr. Carl A. Nelson, Jr.	Director	March 31, 2010

/s/ Sidney A. Ribeau Sidney A. Ribeau	Director	March 31, 2010

/s/ Mary F. Schiavo Mary F. Schiavo	Director	March 31, 2010